Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Funds (the “Registrant”), hereby certifies, to the best of his knowledge, that the registrant’s Report on Form N-CSR for the period ended October 31, 2023 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: December 21, 2023

/s/ John M. Perlowski

John M. Perlowski

Chief Executive Officer (principal executive officer) of

BlackRock Funds

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Funds (the “Registrant”), hereby certifies, to the best of his knowledge, that the registrant’s Report on Form N-CSR for the period ended October 31, 2023 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: December 21, 2023

/s/ Trent Walker

Trent Walker

Chief Financial Officer (principal financial officer) of

BlackRock Funds

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and

18 U.S.C. § 1350 a